EDISON BROTHERS STORES INC.
                                  EXECUTIVE OFFICES
           501 NORTH BROADWAY . POST OFFICE BOX 14020 . ST. LOUIS, MO 63178

              PHONE (314) 331-6000                    FAX (314) 331-7200

                                     May 11, 1995



          Mr. Alan D. Miller
          Chairman, President and
          Chief Executive Officer
          Edison Brothers Stores, Inc.
          501 North Broadway
          St. Louis, Missouri 63102

          Dear Alan:

               The Special Compensation Subcommittee of the Compensation Committee of the Board of Directors of Edison Brothers Stores, Inc. ("EBS") has authorized EBS to grant to you, subject to certain conditions hereinafter set forth, 50,000 shares of the Common Stock of EBS. This letter agreement shall evidence such grant and the conditions which must be satisfied in order for you to receive the stock free of restrictions.

               1.   Date of Grant: May 11, 1995

               2. Number of Shares of Restricted Stock: 50,000 shares of Common Stock, par value $1.00 per share, of EBS (the "Restricted Stock").

               3. Cost of Shares of Restricted Stock: This grant of Restricted Stock is considered additional compensation, and shall be at no cost to you.

               4. Delivery of Restricted Stock: The Restricted Stock shall be transferred to you as of the Date of Grant but shall not be delivered to you until certain specified conditions, hereinafter set forth, are met. None of the 50,000 shares which are the subject of this letter agreement will be newly issued. All of such shares will be treasury stock of EBS.

               5. Dividend Rights: You shall have full dividend rights with respect to each share of Restricted Stock, beginning with the Date of Grant, and shall retain such rights so long as such share of Restricted Stock is not forfeited by you prior to vesting or disposed of by you after vesting.

               6. Voting Rights: You shall have full voting rights with respect to each share of Restricted Stock, beginning with the Date of Grant, and shall retain such rights so long as such share of Restricted Stock is not forfeited by you prior to vesting or disposed of by you after vesting.

               7. Vesting: The shares of Restricted Stock shall vest and be delivered to you free of any restriction imposed hereunder, as follows:

                                                        Number of Shares
                                                        ----------------

                    May 13, 1996                       10,000
                    May 20, 1997                       10,000
                    May 27, 1998                       10,000
                    June 3, 1999                       10,000
                    June 12, 2000                      10,000

          provided, however, that except as provided in paragraph 9 below, such shares shall vest and be delivered only if at the time set forth above for vesting and delivery you are then in the employ of EBS or one of its subsidiaries, as such term is defined in
          Section 425(f) of the Internal Revenue Code of 1986, as amended ("Subsidiaries"), and shall have been continuously so employed since the Date of Grant. If there should come a time when you are no longer employed by either EBS or a Subsidiary of EBS, then at such time all shares of Restricted Stock not yet vested shall be forfeited (except as provided in paragraph 9 below). Notwithstanding the foregoing, the Board of Directors of EBS, in its sole discretion, may accelerate the vesting schedule as set out above in whole or in part at any time and from time to time.

               8. Non-Transferability: No share of Restricted Stock shall be transferable by you prior to vesting.

               9. Death or Disability: In the event of your death or Disability while in the employ of EBS or one of its Subsidiaries, all shares of Restricted Stock not yet vested due to the restrictions set forth above shall become immediately vested and, if not already delivered, shall be delivered to you or your estate. As used herein, "Disability" means your inability to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment which, in the judgment of a physician selected by EBS who certifies to such judgment, is expected to be of indefinite duration or result in imminent death. The Disability must have continued for at least 52 weeks and you must have received a federal Social Security disability insurance award (unless you lack the quarters of coverage required for Social Security entitlement). The cause of such Disability must be other than an injury of disease sustained by you:

                    (a)  while  serving   in  any  armed  services   or  on
                         voluntary leave for other health reasons;

                    (b)  as a result of an act of war;

                    (c)  while  wilfully and  illegally participating  in a
                         fight,  riot,  or   civil  insurrection  or  while
                         committing a crime.

               10. Adjustment Upon Changes in Capitalization: In the event that each of the outstanding shares of Common Stock of EBS shall be changed into or exchanged for a different number or kind of shares of stock or other securities of EBS or of another corporation, whether by reason of stock dividend, recapitalization, merger, consolidation, split-up, spinoff, combination, exchange of shares and the like, then there shall be substituted for each share of Restricted Stock the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of EBS shall be so changed or for which each such share shall be exchanged.

               11. Withholding: When shares of Restricted Stock are vested or upon your earlier election pursuant to Section 83(b) of the Internal Revenue Bode of 1986, as amended, to be taxed at the time of the transfer of shares of Restricted Stock, you shall simultaneously deliver to EBS sufficient cash to satisfy federal and state income tax withholding requirements. If you do not deliver such cash at such time, EBS may withhold from any delivery of shares that number of shares necessary to satisfy federal and state income tax withholding requirements, and/or EBS may withhold cash compensation to satisfy such requirements.

               12. Right to Continued Employment: Nothing in this agreement shall confer upon you any right to continue in the employ of EBS or any of its Subsidiaries or interfere with the right of EBS or any of its Subsidiaries to terminate your employment at any time.

               13. Investment Representation: You represent to EBS that the shares of Restricted Stock to be received by you will be acquired for investment for your own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that at the time of receipt of such shares of Restricted Stock you will have no present intention of selling, granting, participation in or otherwise distributing the same. You will reconfirm such investment representation at the time of the future delivery of shares of Restricted Stock. You further represent that you do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the shares of Restricted Stock.

               You understand that the Restricted Stock to be delivered to you will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), on the ground that the issuance of such Restricted Stock is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and that EBS' reliance on such exemption is predicated on your representations set forth herein.

               You understand that the shares of Restricted Stock to be delivered to you under this Agreement may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom.

               14. Effect of Certain Changes: In the event of a Potential Change in Control of EBS, as defined below, which occurs while you are still in the employ of EBS or one of its Subsidiaries, all shares of Restricted Stock which have not yet vested shall become immediately vested and, if not already delivered to you, shall be delivered to you. As used herein, a Potential Change in Control shall be deemed to occur if, at any time during any 24-month period, the membership of the Board of Directors of EBS is not at least two-thirds constituted by (a) individuals who were directors at the beginning of such period, or (b) individuals whose election, or nomination for election by the stockholders of EBS, to the Board of Directors during such period was approved by the vote of two-thirds of those directors still in office who were directors at the beginning of such period, unless such approval by such directors was incident to a Third Party Transaction as described below. Notwithstanding the foregoing, no Potential Change in Control shall be deemed to have occurred with respect to any change in the members of the Board of Directors that occurs as a result of a consolidation, merger, liquidation or sale of substantially all the assets of EBS or any similar transaction ("Transaction") which has been approved by two-thirds of the Board of Directors, unless the Transaction is with a third party ("Third Party Transaction") that commenced an offer for more than 30% of the outstanding shares of voting stock of EBS without the prior approval of two-thirds of the Board of Directors.

                              Very truly yours,

                              EDISON BROTHERS STORES, INC.

                              By /s/ JULIAN I. EDISON
                                 ------------------------------------------
                                              Julian I. Edison
                                   Chairman of the Compensation Committee
                                          of the Board of Directors

          Agreed to and accepted
          May 11, 1995

          /s/ ALAN D. MILLER
          ----------------------------------
                     Alan D. Miller